UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2013

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders.

InnSuites Hospitality Trust (the “Trust”) held its Annual Meeting of Shareholders on July 25, 2013. At the meeting, 6,703,224 were present in person or by proxy, which represented a quorum. The following proposals were submitted to a vote of the shareholders. Set forth below are the final voting results:

Proposal No. 001 – Election of Mr. James F. Wirth as a Trustee.

Votes For	Against	Abstentions
6,680,446	3,208	19,570

Proposal No. 002 – Election of Mr. Leslie T. Kutasi as a Trustee.

Votes For	Against	Abstentions
6,610,666	3,908	88,650

Proposal No. 003 – Advisory Approval of the Compensation of our Named Executive Officers (“say-on-pay”).

Votes For	Against	Abstentions
6,604,935	27,354	70,935

Proposal No. 004 – Frequency of Holding Future Advisory Approvals of our Named Executive Officers Compensation (“say-on-frequency”).

1 Year	2 Year	3 Year	Abstentions
879,495	114,433	5,600,462	108,834

As selected by a majority of the Trust’s shareholders, the Board of Trustees has resolved to include a shareholder vote on the compensation of executives in the Trust’s proxy materials every three years until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust
By: /s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date:  July 29, 2013